UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2024
BARINTHUS BIOTHERAPEUTICS PLC
(Exact name of registrant as specified in its charter)

England and Wales	001-40367	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Barinthus Biotherapeutics plc
Unit 6-10, Zeus Building Rutherford Avenue,
Harwell, Didcot, OX11 0DF
United Kingdom
(Address of principal executive offices, including zip code)
+44 (0) 1865 818 808
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
American Depositary Shares	BRNS	The Nasdaq Global Market
Ordinary shares, nominal value £0.000025 per share*
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
*American Depositary Shares may be evidenced by American Depositary Receipts. Each American Depositary Share represents one (1) ordinary share. Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Global Market. The American Depositary Shares represent the right to receive ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

Item 2.02. Results of Operations and Financial Condition.
On March 20, 2024, Barinthus Biotherapeutics plc (the “Company”) announced its financial results for the full year ended December 31, 2023. The full text of the press release issued in connection with the update is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

99.1	Press Release dated March 20, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Barinthus Biotherapeutics plc

Date: March 20, 2024	By:	/s/ William Enright
William Enright
Chief Executive Officer